UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 27, 2007

SMART & FINAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10811	95-4079584
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Citadel Drive City of Commerce, California	90040
(Address of principal executive offices)	(Zip Code)

(323) 869-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Smart & Final Inc., a Delaware Corporation (“Smart & Final”), hereby amends Item 1.01 to its Current Report on Form 8-K, as filed with the Securities and Exchange Commission on February 20, 2007 (the “Form 8-K”), by deleting the last paragraph under Item 1.01 in the Form 8-K in its entirety and replacing it with the following:

“The foregoing descriptions of the Merger Agreement and Stock Purchase Agreement are only summaries, do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and Stock Purchase Agreement. The Merger Agreement and Stock Purchase Agreement are attached as Exhibit 2.1 and Exhibit 99.1 hereto, respectively, and are each incorporated herein by reference. The Merger Agreement and Stock Purchase Agreement have been attached to provide investors with information regarding their terms. The assertions embodied in the representations and warranties contained in the Merger Agreement and the Stock Purchase Agreement are qualified by information in confidential disclosure schedules provided by the parties in connection with the execution of the Merger Agreement and Stock Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement and Stock Purchase Agreement. Moreover, certain representations and warranties in the Merger Agreement and Stock Purchase Agreement were used for the purpose of allocating risk between the parties rather than establishing matters as facts.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART & FINAL INC.

By:	/s/ Richard N. Phegley
Name:	Richard N. Phegley
Title:	Senior Vice President and Chief
Financial Officer

Date: April 27, 2007